                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.        )

               Filed by the Registrant  [X]
               Filed by a party other than the Registrant  [_]
               Check the appropriate box:

     [_]       Preliminary Proxy Statement                          [_]  Confidential, For Use of the Com-
                                                                    mission Only (as permitted by Rule 14a-6(e)(2))
     [X]       Definitive Proxy Statement

     [_]       Definitive Additional Materials

     [_]       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Active Software, Inc.
------------------------------------------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]    No fee required.

     [_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------------------------------------------
     (2)    Aggregate number of securities to which transactions applies:
------------------------------------------------------------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)    Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------------------------------------------
     (5)    Total fee paid:
------------------------------------------------------------------------------------------------------------------
     [_]    Fee paid previously with preliminary materials:

------------------------------------------------------------------------------------------------------------------
     [_]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:
------------------------------------------------------------------------------------------------------------------
     (2)    Form, Schedule or Registration Statement no.:
------------------------------------------------------------------------------------------------------------------
     (3)    Filing Party:
------------------------------------------------------------------------------------------------------------------
     (4)    Date Filed:
------------------------------------------------------------------------------------------------------------------

                             ACTIVE SOFTWARE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 14, 2000

  The Annual Meeting of Stockholders (the "Annual Meeting") of Active Software, Inc., a Delaware corporation ("Active Software"), will be held at the Marriott Hotel located at 2700 Mission College Blvd., Santa Clara, CA 95054 on Wednesday, June 14, 2000, at 2:00 p.m., local time, for the following purposes:

  1. To elect three (3) directors to serve until the 2003 Annual Meeting;

  2. To ratify the appointment of Deloitte & Touche LLP as Active Software's independent auditors for the fiscal year ending December 31, 2000; and

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

  The Board of Directors has fixed the close of business on April 28, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          Jon A. Bode
                                          Chief Financial Officer and Vice
                                           President, Finance and
                                           Administration

Santa Clara, California
May 5, 2000


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                             ACTIVE SOFTWARE, INC.
                              3333 Octavius Drive
                             Santa Clara, CA 94054

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Active Software, Inc., a Delaware corporation ("Active Software"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott Hotel located at 2700 Mission College Blvd., Santa Clara, CA 95054 on Wednesday, June 14, 2000, at 2:00 p.m., local time, and any adjournment or postponement thereof. Active Software's principal executive offices are located at 3333 Octavius Drive, Santa Clara, CA 95054 and the telephone number at that location is (408) 988-0414.

  Active Software intends to mail this Proxy Statement, the enclosed proxy card and the Active Software Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, to stockholders entitled to vote at the meeting on or about May 5, 2000.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Active Software (Attention: Jon A. Bode, Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

  The close of business on April 28, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of Active Software entitled to notice of and to vote at the Annual Meeting. At the close of business on April 15, 2000, Active Software had approximately 24,844,722 shares of Common Stock outstanding and held of record by approximately 397 stockholders.

Voting and Solicitation

  Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of Active Software's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

  Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter

("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

  The solicitation of proxies will be conducted by mail and Active Software will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Common Stock. Active Software may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

General

  Active Software currently has authorized seven (7) directors. In accordance with the terms of Active Software's amended and restated certificate of incorporation which became effective upon the closing of Active Software's initial public offering on August 18, 1999, the board of directors was divided into three classes, each serving staggered three-year terms: Class I, whose initial terms expires at the Annual Meeting in 2000; Class II, whose initial term will expire at the Annual Meeting (or special meeting held in lieu of an Annual Meeting) in 2001; and Class III, whose initial term will expire at the Annual Meeting (or special meeting held in lieu of an Annual Meeting) in 2002. As a result, only one class of directors will be elected at each annual meeting of stockholders of Active Software, with the other classes continuing for the remainder of their respective terms. Messrs. Green, Bracho and Odrich have been designated as Class I directors; Messrs. Compton and Gauer have been designated as Class II directors; and Messrs. Siboni and Rulon-Miller have been designated as Class III directors.

Nominees

  At the Annual Meeting, the stockholders will elect three (3) directors to serve until the annual meeting of stockholders in 2003 or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of Active Software. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

  Assuming a quorum is present, the three (3) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of Active Software for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the three (3) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

  Set forth below are the names of the nominees for Class I Director, their ages as of April 1, 2000 and certain other information about them:

              Nominees for Class I Director (Term Ending in 2003)

 Name of Nominee            Age              Principal Occupation
 ---------------            ---              --------------------
 R. James Green............  49 Chief Executive Officer, President and
                                 Chairman of the Board of Directors of Active
                                 Software
 Rafael Bracho.............  44 Chief Technology Officer, Executive Vice
                                 President and Director of Active Software
 Michael J. Odrich.........  36 Managing Director and Head of Venture Capital,
                                 Lehman Brothers, Inc.

  R. James Green co-founded Active Software in September 1995, and has served as President and Chief Executive Officer since October 1997 and as a Director since November 1995. Mr. Green has also served as Chairman since April 1996. Prior to founding Active Software, Mr. Green established and managed the distributed objects program at Sun Microsystems, Inc., a provider of network computing products, where he was

Director of Engineering from 1988 to 1995. Mr. Green holds a B.A. degree from Hanover College, an M.S. degree from North Carolina State University and an M.S. degree in Computer Science from San Jose State University.

  Rafael Bracho co-founded Active Software and has served as Chief Technology Officer and Executive Vice President since November 1995. Dr. Bracho also has served as a Director from November 1995 to April 1996 and from March 1997 to present. Prior to founding Active Software, Dr. Bracho held various positions at Sun Microsystems, Inc., where he was Senior Staff Engineer from January 1993 to September 1995 and Manager, NeWS Technology Department from April 1990 to January 1993. Dr. Bracho holds a B.S. degree in Biomedical Engineering from Universidad Iberoamericana (Mexico), an M.S. degree in Electrical Engineering from the University of Washington and a Ph.D. degree in Electrical and Computer Engineering from Carnegie Mellon University.

  Michael J. Odrich has been a director of Active Software since March 1997. Since 1986, Mr. Odrich has held several positions at Lehman Brothers, Inc., an investment banking firm, and is currently Managing Director and Head of Venture Capital at Lehman Brothers. Mr. Odrich is also a director of several privately-held companies.

Continuing Directors

  Set forth below are the names of the Class II and Class III Directors, their ages as of April 1, 2000 and certain other information about them:

                   Class II Directors (Term Ending in 2001)

 Name of Director           Age Principal Occupation
 ----------------           --- --------------------
 Kevin R. Compton..........  41 General Partner, Kleiner Perkins Caufield &
                                 Byers
 James P. Gauer............  48 General Partner, Palomar Ventures

  Kevin R. Compton has served as a director of Active Software since January 1996. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. Mr. Compton serves on the Board of Directors of Citrix Systems, Inc., OneWorld Communications, Inc., Corsair Communications, Inc., Rhythms NetConnections Inc. and VeriSign, Inc. and is also a director of several privately-held companies.

  James P. Gauer has been a director of Active Software since January 1996. Since April 1999, he has served a general partner of Palomar Ventures, a venture capital investment firm, and from December 1992 to April 1999, he was a general partner of Enterprise Partners. Mr. Gauer servers on the Board of Directors of Efficient Networks, Inc. and is also a director of several privately-held companies.

                   Class III Directors (Term Ending in 2002)

 Name of Director           Age Principal Occupation
 ----------------           --- --------------------
 Todd Rulon-Miller.........  49 Partner, Apogee Venture Group
                                President and Chief Executive Officer,
 Roger S. Siboni...........  45 E.piphany

  Todd Rulon-Miller has been a director of Active Software since October 1997. Since 1998, Mr. Rulon-Miller has served as a partner of Apogee Venture Group, a venture capital investment firm. Mr. Rulon-Miller was Vice President, Worldwide Sales at Netscape Communications Corporation from 1994 to 1997, President and Chief Executive Officer at Software Alliance from 1992 to 1994, and Vice President, Sales--North American Operations at NeXT Computers from 1986 to 1992. Mr. Rulon-Miller is also a director of several privately-held companies.

  Roger S. Siboni has been a director of Active Software since August 1998. Mr. Siboni has been President and Chief Executive Officer of E.piphany, a relationship management software company, since August 1998. Prior to joining E.piphany, Mr. Siboni spent more than twenty years at KPMG Peat Marwick LLP, a worldwide accounting and consulting organization, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni serves as a director of FileNET Corporation, Corio Inc. and the Walter A. Haas School of Business at the University of California at Berkeley.

  There are no family relationships among any of the directors or executive officers of Active Software.

Meetings and Committees of the Board of Directors

  During the period from December 31, 1998 through December 31, 1999 (the "last fiscal year"), the Board met nine times and, except for director Rulon-Miller, who attended four of the nine meetings of the Board, and Roger Siboni, who attended six of the nine meetings of the Board, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee consists of directors Roger S. Siboni and Kevin R. Compton, two of Active Software's non-employee directors, and held one meeting during the last fiscal year. Under the Audit Committee's written charter, the Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of Active Software, reviews the results and scope of the audit and other services provided by the certified public accountants, and reviews and evaluates our audit and control functions.

  The Compensation Committee consists of directors Michael J. Odrich and James
P. Gauer, and held one meeting during the last fiscal year. Its functions are to review and approve the compensation and benefits for our executive officers and to grant stock options under our stock option plans. The Compensation Committee administers the 1996 Stock Plan, 1996A Stock Plan, 1999 Stock Plan and 1999 Employee Stock Purchase Plan.

Compensation of Directors

  Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, directors are not compensated for their services as directors. Directors who are employees of Active Software are eligible to participate in our 1996 Stock Plan, 1996A Stock Plan and 1999 Stock Plan and will be eligible to participate in our 1999 Employee Stock Purchase Plan. Directors who are not employees of Active Software are eligible to participate in our 1999 Directors' Stock Option Plan.

  In October 1997, we granted a nonstatutory stock option to Mr. Rulon-Miller to purchase 60,000 shares of our common stock at an exercise price of $0.18 per share. Additionally, in May 1999, we granted another nonstatutory stock option to Mr. Rulon-Miller to purchase an additional 7,500 shares of our common stock at an exercise price of $10.67 per share. In August 1998, we granted a nonstatutory stock option to Mr. Siboni to purchase 60,000 shares of our common stock at an exercise price of $0.77 per share. Each of these options vests over a fifty-month period. In June 1999, we granted nonstatutory stock options to each of Messrs. Compton, Gauer and Odrich for the purchase of 5,000 shares of common stock at an exercise price of $11.00 per share. Each of these options is exercisable for the full number of shares under the option.

Recommendation of the Board:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Deloitte & Touche LLP has served as Active Software's independent auditors since 1996 and has been appointed by the Board to continue as Active Software's independent auditors for the year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                   THE FISCAL YEAR ENDING DECEMBER 31, 2000

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 15, 2000, as to:

  . each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock,

  .  each of our directors,

  . our Chief Executive Officer and our four other most highly compensated executive officers, and

  .  all directors and executive officers as a group.

  Except as otherwise noted, the address of each of the individuals named below is: c/o Active Software, Inc., 3333 Octavius Drive, Santa Clara, California 95054. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all the shares beneficially owned. The applicable percentage of ownership for each stockholder is based on 24,844,722 shares of common stock outstanding as of April 15, 2000 together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable within 60 days of April 15, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.

                                                Amount and Nature
                                                  of Beneficial    Percent of
               Name and Address                     Ownership     Common Stock
               ----------------                 ----------------- ------------
Entities affiliated with Enterprise Partners..      1,487,883          6.0%
 5000 Birch Street, Suite 6200
 Newport Beach, CA 92660(1)

Entities affiliated with Kleiner Perkins
 Caufield & Byers.............................      2,971,836         12.0
 2750 Sand Hill Road
 Menlo Park, CA 94025(2)

Entities affiliated with Lehman Brothers
 Inc..........................................      2,163,057          8.7
 3 World Financial Center
 New York, NY 10285(3)

Sierra Ventures V, L.P........................      1,381,150          5.6
 3000 Sand Hill Road
 Menlo Park, CA 94025(4)

R. James Green(5).............................      1,215,000          4.9
Rafael Bracho(6)..............................        685,500          2.7
Edwin C. Winder...............................        347,400          1.4
John M. Dempsey...............................        140,000           *
M. Zack Urlocker..............................        243,000          1.0
Kevin R. Compton(2)...........................      2,981,836         12.0
James P. Gauer(7).............................        346,217          1.4
Michael J. Odrich(3)..........................      2,168,057          8.7
Todd Rulon-Miller.............................         67,500           *
Roger S. Siboni...............................         62,500           *
All directors and executive officers as a
 group (12 persons)...........................      8,577,010         33.4

--------
 * Less than 1%.

(1) Includes 1,368,852 shares held by Enterprise Partners III, L.P. and 119,031 shares held by Enterprise Partners III Associates., L.P. The general partner of each of these entities is Enterprise Management Partners III, L.P. The general partners of Enterprise Management Partners III, L.P. are Andrew Senyei, William R. Stensrud and James H. Berglund.

(2) Includes 889,474 shares held by Kleiner Perkins Caufield & Byers VII, L.P., 2,047,441 shares held by KPCB Java Fund, L.P., and 34,921 shares held by KPCB Information Sciences Zaibatsu Fund II, L.P. Kevin R. Compton, a director of Active Software, is a general partner of KPCB VII, L.P. Associates, L.P., the general partner of Kleiner Perkins Caufield & Byers VII, L.P. and KPCB Information Sciences Zaibatsu Fund II, L.P. The other general partners of KPCB VII Associates, L.P. are Brook H. Byers, L. John Doerr, William R. Hearst III, Vinod Khosia, E. Floyd Kvamme, Joseph S. Lacob, Bernard J. Lacroute, James P. Lally and Douglas J. Mackenzie. Mr. Compton is also a general partner of KPCB VIII Associates, L.P., which is the general partner of KPCB Java Associates, L.P., the general partner of KPCB Java Fund, L.P. The other general partners of KPCB VIII Associates, L.P. are Brook H. Byers, L. John Doerr, William R. Hearst III, Vinod Khosla, Joseph S. Lacob and Douglas J. Mackenzie. Mr. Compton disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares. This information was determined from a
    Schedule 13G dated February 14, 2000, as filed by the foregoing entities and individuals as a group.

(3) Includes 1,993,479 shares held by LB I Group Inc. LB I Group Inc. is a subsidiary of Lehman Brothers Holdings Inc., a publicly-traded corporation. 144,837 shares held by Lehman Brothers MBG Venture Capital Partners 1997 (A), L.P., 21,850 shares held by Lehman Brothers MBG Venture Capital Partners 1998, (A), L.P., 403 shares held by Lehman Brothers MBG Venture Capital Partners 1998 (B), L.P., and 2,488 shares held by Lehman Brothers MBG Venture Capital Partners 1998 (C), L.P. Michael Odrich, a director of Active Software, is a vice president of LB I Group Inc., which is the general partner of each of the Lehman Brothers MBG Venture Capital Partners funds described above. In addition, Mr. Odrich is a limited partner of Lehman Brothers MBG Venture Capital Partners 1997 (A), L.P. and Lehman Brothers MBG Venture Capital Partners 1998 (A), L.P. Mr. Odrich disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares.

(4) SV Associates V, L.P. is the general partner of Sierra Ventures V, L.P. The general partners of SV Associates V, L.P. are Jeffrey M. Drazan, Peter
    C. Wendell and Petri T. Vainio. This information was determined from a
    Schedule 13G dated February 14, 2000, as filed by the foregoing entities and individuals as a group.

(5) Includes 1,065,000 shares held by R. James Green and Carol E. Green, Trustees of the Green Family Trust U/D/T dated August 23, 1996. Does not include a total of 510,000 shares held in trusts for the benefit of Mr. Green's children and for which Mr. Green has neither voting nor dispositive power.

(6) Includes 550,500 shares held by the Rafael Bracho or Laraine Dietz Peterson 1999 Inter Vivos Trust. Does not include a total of 225,000 shares held in trusts for the benefit of Mr. Bracho's children and over which Mr. Bracho has neither voting nor dispositive power.

(7) Includes 302,743 shares held by Ocean Park Ventures, L.P. Mr. Gauer is a general partner of Ocean Park Ventures, L.P. Mr. Gauer is also a limited partner of Enterprise Partners III, L.P. and Enterprise Partners III Associates, L.P. and disclaims beneficial ownership of the shares held by these entitles, except to the extent of his pecuniary interest in the shares.

                                  MANAGEMENT

Executive Officers

  Our executive officers and their ages as of April 1, 2000 are as follows:

          Name          Age Position
          ----          --- --------
 R. James Green.......   49 Chief Executive Officer, President and Chairman of
                             the Board of Directors

 Rafael Bracho........   44 Chief Technology Officer, Executive Vice President
                             and Director

 Jon A. Bode..........   43 Chief Financial Officer and Vice President, Finance
                             and Administration

 Edwin C. Winder......   53 Senior Vice President, Worldwide Sales

 Sydney Springer......   53 Vice President, Engineering

 John M. Dempsey......   47 Vice President, Professional Services

 M. Zack Urlocker.....   37 Vice President, Marketing

  For biographical summaries of R. James Green and Rafael Bracho, see "Election of Directors."

  Jon A. Bode has served as Chief Financial Officer and Vice President of Finance and Administration since joining Active Software in August 1997. Prior to joining Active Software, Mr. Bode was Acting Chief Financial Officer of NVIDIA Corporation, a provider of video graphics processors, and of PharmaSonics, Inc., a medical device company. From February 1996 to January 1997, Mr. Bode was Chief Financial Officer at Internet Profiles Corporation, a provider of Internet traffic analysis and research services. From October 1992 to November 1995, Mr. Bode held various financial management positions, including Vice President, Finance and Administration, at ArcSys Inc., a developer of automation software for physical layout of semiconductors. Mr. Bode holds a B.A. degree from Calvin College and an M.B.A. degree from the University of Michigan.

  Edwin C. Winder has served as Senior Vice President, Worldwide Sales since joining Active Software in August 1997. Prior to joining Active Software, Mr. Winder held a variety of sales management positions at Informix Corporation, a database software company, where he was Senior Vice President, Japan Operations from January 1996 to March 1997, Senior Vice President, Intercontinental from April 1994 to December 1995, and Senior Vice President, Americas from January 1991 to March 1994. Mr. Winder holds a B.S. degree in Electrical Engineering from Southern University and is a graduate of the Stanford University Executive Program.

  Sydney Springer has been Vice President, Engineering of Active Software since October 1997, and served as Active Software's Director of Engineering from February 1997 through October 1997. Prior to joining Active Software, Ms. Springer held a variety of senior engineering and management positions at Sun Microsystems, Inc. from February 1986 to January 1997, including Senior Staff Engineer, Manager, NEO Technology Services, Project Lead--Integrated Multimedia Group, and Manager, NeWS Technology Department. Ms. Springer holds a B.S. degree in Applied Behavioral Sciences from the University of California at Davis.

  John M. Dempsey has served as Vice President, Professional Services since joining Active Software in July 1998. Prior to joining Active Software, Mr. Dempsey held a variety of executive management positions at Computer Sciences Corporation, a system integrator, including Vice President, Communications Industry Services from September 1996 to June 1998, and Vice President, Consulting and Systems Integration from January 1990 to September 1996. Mr. Dempsey holds a B.S. degree in Computer Science from University of Massachusetts and an M.S. degree in Engineering Management from Northeastern University.

  M. Zack Urlocker has served as Vice President, Marketing since joining Active Software in February 1999. Prior to joining Active Software, Mr. Urlocker held a variety of management positions with Inprise Corporation (formerly Borland International), a software company, from August 1990 to January 1999, including Vice President, Marketing from December 1997 to February 1999 and Vice President, Product Management from February 1997 to November 1997. Mr. Urlocker attended the J. L. Kellogg Graduate School of Management at Northwestern University and holds a B.S. degree in Computer Science from Concordia University (Montreal, Canada) and an M.A. degree in Mathematics from University of Waterloo (Canada).

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation awarded to, earned by or paid to
(a) the individual who served as Active Software's Chief Executive Officer during the fiscal year ended December 31, 1999, (b) the four other most highly compensated individuals who served as an executive officer of Active Software during the fiscal year ended December 31, 1999; and (c) the compensation received by each such individual during the preceding fiscal year. The amounts in the column titled "All Other Compensation" consist of life insurance premiums paid by Active Software.

                          Summary Compensation Table

                                                   Long-Term
                                     Annual       Compensation
                                  Compensation       Awards
                               ------------------ ------------
                                                   Securities
  Name and Principal    Fiscal  Salary             Underlying     All Other
       Position          Year    ($)    Bonus ($) Options (#)  Compensation ($)
  ------------------    ------ -------- --------- ------------ ----------------
R. James Green.........  1999  $170,000 $ 90,000    150,000        $   747
 President and Chief
  Executive Officer      1998   172,231   61,967    150,000            874

Rafael Bracho..........  1999   155,000   35,000     45,000            408
 Executive Vice
 President and           1998   151,924   65,376     90,000            441
 Chief Technology
 Officer

Edwin C. Winder........  1999   180,000  116,800     30,000          1,228
 Senior Vice President,
  Worldwide Sales        1998   176,538   77,871        --             893

John M. Dempsey(1).....  1999   145,000   49,400     30,000            601
 Vice President,
  Professional Services  1998    64,815   10,054    120,000         384.75

M. Zack Urlocker(2)....  1999   175,000   55,625    182,250            304
 Vice President,
  Marketing

--------
(1) Mr. Dempsey commenced employment with Active Software in July 1998.

(2) Mr. Urlocker commenced employment with Active Software in February 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides certain information with respect to stock options granted to the executive officers named in the Summary Compensation Table during the year ended December 31, 1999. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted to these individuals during the year.

  All of the following stock options were granted under the 1996A Stock Plan and are exercisable for all option shares; however, any shares purchased upon exercise of these options are subject to repurchase by Active Software at the original exercise price per share upon termination of the optionee's employment with Active Software. This right of repurchase lapses over time, with the shares issuable upon exercise of these options vesting as to 24% of the shares on the first anniversary of the vesting commencement date specified in the respective option agreement and 2% of the shares each month thereafter.

  The percentages below are based on a total of 1,991,875 shares subject to options granted by Active Software during the year ended December 31, 1999 to employees and consultants of Active Software, including the executive officers named in the Summary Compensation Table.

  The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant.

                                                                           Potential Realizable Value
                                                                             at Assumed Annual Rates
                          Number of                                              Of Stock Price
                           Shares    Percentage of                              Appreciation for
                         Underlying  Total Options   Exercise                      Option Term
                           Options    Granted to    Price per   Expiration ---------------------------
Name                     Granted (#) Employees (%) Share ($/sh)    Date          5%           10%
----                     ----------- ------------- ------------ ---------- ------------- -------------
R. James Green..........   150,000        7.5%        $12.00    7/15/2009  $   1,132,010 $   2,868,736
Rafael Bracho...........    45,000        2.3          12.00    7/15/2009        339,603       860,621
Edwin C. Winder.........    30,000        1.5           4.00    3/11/2009         75,467       191,249
John M. Dempsey.........    30,000        1.5          11.00    6/10/2009        207,535       525,935
M. Zack Urlocker........   243,000       12.2           2.67    2/23/2009        407,523     1,032,745

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 1999.

                                                    Number of Securities
                          Number of                Underlying Unexercised     Value of Unexercised
                           Shares                  Options at December 31,   In-the-Money Options at
                         Acquired on                      1999 (#)            December 31, 1999 ($)
                          Exercise      Value     ------------------------- -------------------------
Name                         (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ------------ ----------- ------------- ----------- -------------
R. James Green .........   150,000     $200,000     150,000         --      $12,000,000       --
Rafael Bracho ..........       --           --      135,000         --       11,760,003       --
Edwin C. Winder ........       --           --       30,000         --        2,640,000       --
John M. Dempsey ........       --           --      150,000         --        9,655,680       --
M. Zack Urlocker .......    60,750       81,000     182,250         --       16,280,993       --

  Notwithstanding anything to the contrary set forth in any of Active Software's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            Compensation Committee Report on Executive Compensation

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to Active Software's executive officers during the fiscal year ended December 31, 1999. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of Active Software, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under Active Software's stock plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

  Active Software's compensation policy is designed to attract and retain qualified key executives critical to Active Software's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon Active Software's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for Active Software and
(iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and Active Software's stockholders.

  The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

  The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with Active Software for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure.

Cash-Based Incentive Compensation

  Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and Active Software's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

  Active Software has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Board take the form of stock options designed to give the recipient a significant equity stake in Active Software and thereby closely align his or her interests with those of Active Software's stockholders. Factors considered in making such awards include the individual's position in Active Software, his or her performance and responsibilities, and industry practices and norms. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

  Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with Active Software. Accordingly, the option will provide a return to the executive officer only if he or she remains in Active Software's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

  R. James Green has served as Active Software's Chief Executive Officer since October 1997. His base salary for and bonus for fiscal 1999 were $170,000 and $90,000, respectively. The Compensation Committee determines Mr. Green's base salary and bonus after evaluating a number of factors including salaries of chief executive officer's of companies of similar size in the industry, his performance and Active Software's performance.

Deductibility of Executive Compensation

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by Active Software to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under Active Software's 1996 Stock Plan, 1996A Stock Plan and 1999 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that
Section 162(m) will not affect the tax deductions available to Active Software with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Active Software may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee:

                                          Michael J. Odrich
                                          James P. Gauer

Compensation Committee Interlocks and Insider Participation

  The members of the compensation committee of Active Software's board of directors are currently Messrs. Odrich and Gauer, neither of whom has been an officer or employee of Active Software at any time.

  No executive officer of Active Software serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Active Software's board of directors or compensation committee.

                  TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

  We have entered into indemnification agreements with our officers and directors containing provisions requiring us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of our status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  In April 2000, Active Software purchased $1.0 million of Series A Preferred Stock and a $1.0 million convertible promissory note issued by LMNJ, Inc., an applications service provider. In addition, entities affiliated with Palomar Ventures and Kleiner Perkins Caufield & Byers each purchased $2.0 million of Series A Preferred Stock in such company. Directors James P. Gauer and Kevin
R. Compton, who are general partners of Palomar Ventures and Kleiner Perkins Caufield & Byers, respectively, also serve as directors of LMNJ, Inc.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return data for Active Software's stock since August 13, 1999 (the date on which Active Software's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of
(i) The Nasdaq Composite Index and (ii) The Nasdaq Computer Index. The graph assumes that $100 was invested on August 13, 1999, the date on which Active Software completed the initial public offering of its Common Stock, in the Common Stock of Active Software and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of Active Software at a per share price of $11.00, the price to which such stock was first offered to the public by Active Software on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
            AMONG ACTIVE SOFTWARE, INC., THE NASDAQ COMPOSITE INDEX
                         AND THE NASDAQ COMPUTER INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]
* Assumes $100 invested on August 13, 1999 in stock or index, including reinvestment of dividends.

                                              08/13/99 9/30/99 12/31/99 3/31/00
                                              -------- ------- -------- -------
   Active Software, Inc. .................... $100.00  $265.34 $237.50  $578.26
   The Nasdaq Composite Index................ $100.00  $109.69 $162.54  $182.65
   The Nasdaq Computer Index................. $100.00  $107.36 $166.02  $192.85

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Proposals of stockholders intended to be included in Active Software's proxy statement for the 2001 Annual Meeting of Stockholders must be received by the Chief Financial Officer of Active Software at 3333 Octavius Drive, Santa Clara, California 95054, no later than January 5, 2001. For business to be brought before an annual meeting by a stockholder at the 2001 Annual Meeting of Stockholders, the stockholder must give notice of such matter in the manner prescribed in Active Software's bylaws not less than 20 days nor more than 90 days prior to the first anniversary of the 2000 Annual Meeting; provided, however, that in the event that the date of such annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For a stockholder to nominate persons for election to the Board of Directors, in addition to the requirements of the previous sentence, the stockholder must provide notice in the manner prescribed in Active Software's bylaws not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Active Software's directors, executive officers and persons who own more than 10% of Active Software's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Active Software's Common Stock. Reporting Persons are required by SEC regulations to furnish Active Software with copies of all Section 16(a) reports they file. To Active Software's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, Active Software believes that during its fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

  The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          Jon A. Bode
                                          Chief Financial Officer and Vice
                                           President, Finance and
                                           Administration

May 5, 2000
Santa Clara, California

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             ACTIVE SOFTWARE, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

P            The undersigned stockholder of Active Software, Inc., a Delaware corporation, (the "Company") hereby
R            acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated
O            May 5, 2000, and hereby appoints Jon A. Bode as proxy and attorney-in-fact with full power of
X            substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000
Y            Annual Meeting of Stockholders of Active Software, Inc.. to be held on June 14, 2000, at 2:00 p.m.,
             Pacific time, at the Marriott Hotel located at 2700 Mission College Blvd., Santa Clara, CA 95054 and
             at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:




             Proposal No. 1 - Election of Directors

             [_]  For all nominees listed below  [_]  Withhold authority for all nominees listed below

             If you wish to withhold authority for any individual nominee(s), strike a line through his name or their names in the list below:
             -----------------------------------------------------------------------------------------------------
             R. James Green             Rafael Bracho                Michael J. Odrich

             Proposal No. 2 - Appointment of Independent Auditors
             To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending
             December 31, 2000.

             [_]  FOR  [_]  AGAINST  [_]  ABSTAIN

              In their discretion, upon such other matter or matters which may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

              THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE
              MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. WITH RESPECT TO THE ELECTION OF DIRECTORS, IF NO CONTRARY
              OBJECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

              DATED:____________________________________, 2000


                                                                              -----------------------------------------------------
                                                                              Printed name(s) exactly as shown on Stock Certificate



                                                                              -----------------------------------------------------
                                                                                                      (Signature)



                                                                              -----------------------------------------------------
                                                                                                      (Signature)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.  Please sign exactly as name appears hereon.
 When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by its President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person. THIS PROXY WILL BE VOTED FOR
 THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.